Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Jully Jiang

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(713) 300-0590

(Name, address and telephone number of agent for service)

Sun Communities Operating Limited Partnership

(Exact name of obligor as specified in its charter)

(In its capacity as (a) primary obligor with respect to indenture securities to be issued under (i) the indenture relating to senior debt securities or (ii) the indenture relating to subordinated debt securities, or (b) obligor with respect to guarantees of the senior debt securities and subordinated debt securities to be issued under either of the indentures referred to in the preceding clause (a))

Sun Communities, Inc.

(Exact name of obligor as specified in its charter)

(In its capacity as (a) primary obligor with respect to indenture securities to be issued under (i) the indenture relating to senior debt securities or (ii) the indenture relating to subordinated debt securities, or (b) obligor with respect to guarantees of the senior debt securities and subordinated debt securities to be issued under either of the indentures referred to in the preceding clause (a))

Maryland (Sun Communities, Inc.)	38-2730780
Michigan (Sun Communities Operating Limited Partnership)	38-3144240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27777 Franklin Road, Suite 300 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities, Subordinated Debt Securities, and Guarantees

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of December 31, 2023 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 29th of March, 2024.

By:	/s/ Jully Jiang
Jully Jiang
Vice President

Exhibit 7

(See Attached)

Exhibit 7

Umb Bank, National Association - FDIC Certificate Number: 8273

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2023

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All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCFD	Amount	
Assets						
1. Cash and balances due from depository institutions (from Schedule RC-A):						
a. Noninterest-bearing balances and currency and coin (1)				0081	464,766	1.a.
b. Interest-bearing balances (2)				0071	5,129,802	1.b.
2. Securities:						
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)				JJ34	5,688,610	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)				1773	7,068,585	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)				JA22	10,682	2.c.
3. Federal funds sold and securities purchased under agreements to resell:						
a. Federal funds sold			RCON	B987	5,000	3.a.
b. Securities purchased under agreements to resell (5,6)			RCFD	B989	240,344	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):				RCFD		
a. Loans and leases held for sale				5369	4,420	4.a.
b. Loans and leases held for investment	B528	23,172,484				4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	219,738				4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)				B529	22,952,746	4.d.
5. Trading assets (from Schedule RC-D)				3545	15,238	5.
6. Premises and fixed assets (including capitalized leases)				2145	206,782	6.
7. Other real estate owned (from Schedule RC-M)				2150	1,738	7.
8. Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9. Direct and indirect investments in real estate ventures				3656	0	9.
10. Intangible assets (from Schedule RC-M)				2143	238,350	10.
11. Other assets (from Schedule RC-F) (6)				2160	1,702,890	11.
12. Total assets (sum of items 1 through 11)				2170	43,729,953	12.
Liabilities						
13. Deposits:				RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	35,939,822	13.a.
(1) Noninterest-bearing (8)	RCON 6631	12,273,757				13.a.1.
(2) Interest-bearing	RCON 6636	23,666,065				13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)				RCFN 2200	0	13.b.
(1) Noninterest-bearing	RCFN 6631	0				13.b.1.
(2) Interest-bearing	RCFN 6636	0				13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:						
a. Federal funds purchased in domestic offices (9)			RCON	B993	13,813	14.a.
b. Securities sold under agreements to repurchase (10)			RCFD	B995	2,105,831	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			RCFD	3190	1,800,000	16.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8 Includes noninterest-bearing, demand, time, and savings deposits.
9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10 Includes all securities repurchase agreements, regardless of maturity.

Umb Bank, National Association - FDIC Certificate Number: 8273

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Schedule RC—Continued

Dollar Amounts in Thousands	RCFD	Amount	
Liabilities - continued			
17. and 18. Not applicable			
19. Subordinated notes and debentures (1)	3200	0	19.
20. Other liabilities (from Schedule RC-G)	2930	747,113	20.
21. Total liabilities (sum of items 13 through 20)	2948	40,606,579	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	1,059,822	25.
26. a. Retained earnings	3632	2,603,186	26.a.
b. Accumulated other comprehensive income (2)	B530	(560,884)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	3,123,374	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	3,123,374	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	43,729,953	29.

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent publicaccountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.